UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Royal Caribbean Cruises Ltd.

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ROYAL CARIBBEAN CRUISES LTD. 1050 Caribbean Way Miami, Florida 33132
Notice of Annual Meeting of Shareholders
To Be Held May 17, 2005

To the Shareholders of
ROYAL CARIBBEAN CRUISES LTD.
      Notice is hereby given that the Annual Meeting of Shareholders of Royal Caribbean Cruises Ltd. (the “Company”) will be held at 9:00 A.M. on Tuesday, May 17, 2005 at the Hyatt Regency, 400 SE 2nd Avenue, Miami, Florida.
      The Annual Meeting will be held for the following purposes:

1. To elect four directors to the Company’s Board of Directors;

2. To ratify the selection of the Company’s independent registered accounting firm; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.
      The Board of Directors has fixed the close of business on March 25, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. This proxy statement and accompanying proxy card are being distributed on or about April 22, 2005.
      All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, the Company requests that you promptly fill in, sign and return the enclosed proxy card.

Michael J. Smith,
Secretary
April 18, 2005

ROYAL CARIBBEAN CRUISES LTD.
1050 Caribbean Way
Miami, Florida 33132
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2005

GENERAL INFORMATION
Who May Vote
      Holders of the Company’s common stock, par value $.01 per share, as reflected in our records on March 25, 2005, may vote at the Annual Meeting of Shareholders to be held on May 17, 2005, and any adjournment or postponement thereof.
      As of March 25, 2005, the Company had 201,790,771 outstanding shares of common stock. Each outstanding share is entitled to one vote.
How to Vote
      You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
How Proxies Work
      All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of the directors named elsewhere in this proxy statement and for ratification of the selection of the independent registered accounting firm. Abstentions are counted as present in determining the existence of a quorum but will not have the effect of votes in opposition to the election of a director or a “no” vote on proposal 2. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.
Matters to be presented
      We are not aware of any matters to be presented for a vote at the Annual Meeting of Shareholders other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.
Vote necessary to approve proposals

Item	Vote Necessary

Election of directors	Directors are elected by a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy.
Ratification of Independent Registered Accounting Firm	A majority of the votes represented by the shares of common stock present at the meeting in person or by proxy is required for the ratification of the Company’s independent registered accounting firm.

Revoking a Proxy
      Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by signing and submitting a later-dated proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person.
CORPORATE GOVERNANCE
      The Company has adopted corporate governance standards which, along with board committee charters and key committee practices, provide the framework for the governance of the Company. The corporate governance standards address such matters as director qualifications, director independence, director compensation, board committees and committee evaluations. The Company believes that the corporate governance standards comply with the corporate governance rules recently adopted by the NYSE. A copy of the corporate governance standards of the Company is posted in the corporate governance section on the Company website at www.rclinvestor.com and is available in print to shareholders upon written request to the Corporate Secretary, Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132.
About the Board and its Committees
      The Board of Directors has established an Audit Committee, a Nominating and Director Affairs Committee, a Compensation Committee and an Environmental Committee. The functions of each of these committees are described below and a copy of the charter of each committee is posted in the corporate governance section on the Company web site at www.rclinvestor.com and is available in print to shareholders upon written request to the Corporate Secretary, Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132.

The Board	The Company is governed by the Board and various committees of the Board that meet throughout the year. During 2004, there were four meetings of the Board and a total of 20 committee meetings. Each of the Board members attended at least 75% of an aggregate of all meetings of the Board and of any committees on which they served. The corporate governance standards provide that, in addition to regularly scheduled Board meetings, non-management directors will hold two regularly scheduled meetings a year and the independent directors will hold one regularly scheduled meeting a year. The Chairman of the Nominating and Director Affairs Committee of the Board will preside at such meetings. There were two meetings in 2004 of Non-Management Directors and two meetings of Independent Directors.

The Company does not have a formal policy regarding the Board members’ attendance at the annual shareholders meeting. Because the 2004 Annual Meeting of Shareholders was not held in conjunction with a Board meeting, Richard D. Fain was the only Board member who attended such meeting.

Committees of the Board	The Board has four committees. The following describes for each committee its current membership, the number of meetings held during 2004 and its mission.

Audit Committee	The members of the Audit Committee are William K. Kimsey (Chair and Financial Expert), Bernard W. Aronson and Gert W. Munthe. Each member of the committee is independent as defined under NYSE rules. See “Director Independence.” A copy of the Audit Committee’s charter is included in Appendix A to this proxy statement.

The Audit Committee met eight times in 2004.

The Audit Committee is responsible for the oversight of:

• the integrity of the financial statements of the Company;

• the independent registered accounting firm’s qualifications and independence;

• the performance of the Company’s internal audit function and independent auditors; and

• the compliance by the Company with the legal and regulatory requirements in connection with the foregoing.

In furtherance of its purpose, the Audit Committee regularly reviews and discusses with management and the independent registered accounting firm the annual audited and quarterly financial statements of the Company. The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the Securities and Exchange Commission, which is included in this proxy statement under the heading “Report of the Audit Committee.”

The Board has concluded that William Kimsey qualifies as an audit committee financial expert. Mr. Kimsey also serves on the audit committee of three other public companies. The Board of Directors has determined that Mr. Kimsey’s simultaneous service on these other audit committees does not and will not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee	The members of the Compensation Committee are Bernt Reitan (Chair), Bernard W. Aronson, Laura Laviada and Gert W. Munthe. Each member of the Compensation Committee is independent as defined under NYSE rules.

The Compensation Committee met four times in 2004.

The Compensation Committee has overall responsibility for evaluating and approving the executive compensation plans, policies and programs of the Company, including the administration of the stock award plans and the granting of awards under the plans. Among other responsibilities, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the Company and sets compensation levels based on this evaluation. The Compensation Committee also annually reviews and sets the compensation levels of all other executive officers of the Company. The Compensation Committee is responsible for preparing the Compensation Committee Report required by the rules of the Securities and Exchange Commission, which is included in this proxy statement under the heading “Report of the Compensation Committee.”

Nominating and Director Affairs Committee	The members of the Nominating and Director Affairs Committee are Thomas J. Pritzker (Chair), Arvid Grundekjoen, Eyal Ofer and Arne Alexander Wilhelmsen. Each member of the committee is independent as defined under NYSE rules.

The Nominating and Director Affairs Committee met five times in 2004. The Nominating and Director Affairs Committee assists the Board by identifying qualified individuals for nomination as members of the Board of Directors and of Board committees, recommending to the Board corporate governance guidelines, reviewing and making recommendations to the Board concerning Board committee structure, operations and board reporting, and evaluating board and management performance.

The Company has engaged in the past and may engage in the future third parties to identify or assist in identifying potential director nominees.

The Nominating and Director Affairs Committee does not have a formal policy on the consideration of director candidates recommended by shareholders because the Committee to date has not felt it necessary to adopt such a policy. Nonetheless, the Company has adopted procedures by which shareholders may communicate to the Board recommendations for director candidates. These procedures are set forth below under “Proposals of Shareholders for Next Year”.

In assessing candidates, the Committee considers the personal and professional ethics, integrity and values of the candidate and his or her ability to represent the long-term interests of the shareholders. The Committee also considers the candidate’s experience in business and other areas that may be relevant to the activities of the Company, the applicable independence requirements and the current composition of the Board. Although the Shareholders Agreement between the two principal shareholders of the Company limits the ability of the Committee to identify all candidates, the Committee is nonetheless committed to ensuring that all candidates satisfy the foregoing qualifications. For a description of the Shareholders Agreement, see “Shareholders’ Agreement”.

Environmental Committee	The members of the Environmental Committee are William K. Reilly (Chair), John D. Chandris and Eyal Ofer. A majority of the members of the Environmental Committee are independent as defined under NYSE rules.

The Environmental Committee met three times in 2004.

The Environmental Committee assists the Board in its oversight of the Company’s management concerning the implementation and monitoring of the Company’s environmental programs and policies.
Director Independence
      The Company’s corporate governance standards contain guidelines established by the Board to assist it in determining director independence as defined by the listing standards of the NYSE. The Company’s corporate governance standards state that a majority of the Company’s directors shall be independent directors under

NYSE rules. The Board believes that Directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom, and the Board expects that some minority of its Board will not meet the NYSE’s independence standards.
      To be considered independent under the NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with the Company or any of its subsidiaries (collectively, the “Royal Caribbean Group”). The Board has established the following guidelines to assist it in determining director independence in accordance with those rules:

•	A director will not be independent if, within the preceding three years: (i) the director was employed by the Royal Caribbean Group, or an immediate family member was employed as an executive officer of the Royal Caribbean Group, other than in each instance as interim Chairman or interim Chief Executive Officer (“CEO”); (ii) the director or an immediate family member received more than $100,000 in any year in direct compensation from the Royal Caribbean Group other than (A) director and committee fees, (B) pension and other deferred compensation for prior service, (C) compensation for former services as an interim Chairman or interim CEO, or (D) compensation to an immediate family member for service as a non-executive employee of the Royal Caribbean Group; (iii) the director was employed by or affiliated with the Company’s independent registered accounting firm; (iv) an immediate family member of the director was affiliated with or employed by the Company’s independent registered accounting firm as a partner, principal or manager; or (v) an executive officer of the Company was on the compensation committee of the Board of Directors of a company which employed the Company director as an executive officer, or which employed an immediate family member of the director as an executive officer;

•	The following commercial relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a Company director is an executive officer or employee of another company that does business with the Royal Caribbean Group and the annual payments to, or payments from, the Royal Caribbean Group are less than two percent or $1,000,000 (whichever is greater) of the annual consolidated revenues of the company he or she serves as an executive officer or employee; (ii) if a Royal Caribbean director is an executive officer or employee of another company which is indebted to the Royal Caribbean Group, or to which the Royal Caribbean Group is indebted, and the total amount of indebtedness to the other is less than two percent or $1,000,000 (whichever is greater) of the total consolidated assets of the company he or she serves as an executive officer or employee; and (iii) if an immediate family member of a director is an executive officer of another company that does business with the Royal Caribbean Group, and the annual payments to, or payments from, the Royal Caribbean Group, are less than two percent or $1,000,000 (whichever is greater) of the annual consolidated revenues of the company the immediate family member serves as an executive officer;

•	A director will not be independent if: (i) the director is an executive officer or employee of another company that does business with the Royal Caribbean Group and the annual payments to, or payments from, the Royal Caribbean Group within any of the three most recently completed fiscal years exceed two percent or $1,000,0000 (whichever is greater) of the annual consolidated revenues of the other company; and (ii) an immediate family member of a director is an executive officer of another company that does business with the Royal Caribbean Group, and the annual payments to, or payments from, the Royal Caribbean Group within any of the three most recently completed fiscal years exceed two percent or $1,000,000 (whichever is greater) of the consolidated annual revenues of the other company.
      Each director must regularly disclose to the Board whether his or her relationships satisfy these independence tests. Based on these disclosures and other information available to it, the Board has determined that each of the directors is independent with the exception of Messrs. Fain and Reilly. Mr. Fain is not considered independent as a result of his position as Chief Executive Officer of the Company. Mr. Reilly is not considered independent due to his consulting arrangement with the Company. “See Proposal 1 — Election of Directors — Director Compensation — Consulting Agreement with Mr. William K. Reilly.”

Code of Ethics
      The Board has adopted a Code of Business Conduct and Ethics that applies to all employees of the Company, including its executive officers, and our directors. A copy of the Code of Business Conduct and Ethics is posted in the corporate governance section on the Company web site at www.rclinvestor.com and is available in print to shareholders upon written request to Corporate Secretary, Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to investors by posting on the Company website at www.rclinvestor.com.
Contacting Members of the Board of Directors
      Shareholders who wish to communicate with non-management members of the Board of Directors can address their communications to the attention of the Corporate Secretary of the Company at its principal address or via email at corporatesecretary@rccl.com. The Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Nominating and Director Affairs Committee (the “Committee Chair”), who presides at meetings of the independent directors, those that the Corporate Secretary believes require immediate attention. The Corporate Secretary shall periodically provide the Committee Chair with a summary of all such communications. The Committee Chair shall notify the Board of Directors or the chairs of the relevant committees of the Board of those matters that he or she believes are appropriate for further action or discussion.
INFORMATION REGARDING CERTAIN SECURITY HOLDERS
Principal Shareholders
      Unless otherwise stated, this table sets forth information as of February 28, 2005 about persons we know to beneficially own more than five percent of any class of our voting common stock.

	Amount		Percent of
Name of Beneficial Owner	Beneficially Owned		Ownership

A. Wilhelmsen AS	42,966,472	(1)	21.3%
Cruise Associates	33,281,900	(2)	16.5%
Osiris Holdings Inc.	37,019,400	(3)	18.3%
FMR Corp.	17,726,007	(4)	8.9%

(1)	A. Wilhelmsen AS is a Norwegian corporation, the indirect beneficial owners of which are members of the Wilhelmsen family of Norway.

(2)	Cruise Associates is a Bahamian general partnership, the indirect beneficial owners of which are various trusts primarily for the benefit of certain members of the Pritzker family and various trusts primarily for the benefit of certain members of the Ofer family.

(3)	Includes 33,281,900 shares owned by Cruise Associates, 3,000,000 shares owned by Osiris Holdings, Inc. (“Osiris”) and 737,500 shares owned by a subsidiary of Osiris. Osiris is a general partner of Cruise Associates and disclaims beneficial ownership of the shares beneficially owned by Cruise Associates.

(4)	According to a Schedule 13G filed by FMR Corp. on February 14, 2005 with the United States Securities and Exchange Commission, FMR Corp. beneficially owns 17,726,007 shares of common stock as of December 31, 2004.

Security Ownership of Directors and Executive Officers
      This table sets forth information as of February 28, 2005 about the amount of common stock beneficially owned by our current directors, the executive officers named in the Summary Compensation Table below, and the current directors and executive officers as a group.
      The number of shares beneficially owned by each named person or entity is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Amount		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Ownership(2)

Bernard W. Aronson	95,000		*
John D. Chandris	60,000		*
Richard D. Fain	2,419,318	(3)	1.2%
Adam M. Goldstein	159,248		*
Arvid Grundekjoen	30,000		*
William L. Kimsey	—		*
Laura Laviada	90,000		*
Luis E. Leon	9,499		*
Gert W. Munthe	13,334		*
Eyal Ofer	120,000	(4)	*
Thomas J. Pritzker	294,665	(4)	*
William K. Reilly	42,850		*
Bernt Reitan	—		*
Brian J. Rice	34,310		*
Arne Alexander Wilhelmsen	42,966,472	(5)	21.3%
Jack L. Williams	431,440		*
All directors and executive officers as a group	47,011,040	(3)(4)(5)	23%

(1)	With respect to each beneficial owner, shares issuable upon exercise of his or her options that are exercisable on or within 60 days of February 28, 2005 are deemed to be outstanding for the purpose of computing the number of shares and percentage of common stock owned. Includes the following shares of common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2005: Mr. Aronson, 95,000; Mr. Chandris, 60,000; Mr. Fain, 1,230,892; Mr. Goldstein, 113,089; Mr. Grundekjoen, 10,000; Ms. Laviada, 90,000; Mr. Leon, 2,946; Mr. Munthe, 13,334; Mr. Ofer 120,000; Mr. Pritzker, 65,000; Mr. Reilly, 40,000; Mr. Rice, 31,071; Mr. Williams, 424,419; and all directors and executive officers as a group, 2,443,198. Includes the following restricted stock units held by the following persons for which the restrictions lapse on or within 60 days of February 28, 2005: Mr. Fain, 5,617; Mr. Leon, 6,553; Mr. Goldstein, 4,369; Mr. Rice, 2,809; Mr. Williams, 7,021; and all directors and executive officers as a group, 28,494.

(2)	An asterisk denotes less than 1% of the outstanding common stock.

(3)	Includes 247 shares held by Mr. Fain’s daughter, 606,642 shares issued to a trust for the benefit of Mr. Fain, and 571,412 shares owned by Monument Capital Corporation as nominee for various trusts primarily for the benefit of certain members of the Fain family.

(4)	Does not include 33,281,900 shares held by Cruise Associates.

(5)	Includes 42,966,472 shares held by A. Wilhelmsen AS. Mr. Wilhelmsen disclaims beneficial ownership of those shares.

Section 16(a) Beneficial Ownership Reporting Compliance
      In February 2005, the Company ceased to be a “foreign private issuer” for purposes of U.S. securities laws. As a result, each of the Company’s directors, executive officers and holders of 10% or more of the Company’s common stock (each a “reporting person”) became subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirement to file Forms 3, 4 and 5. Based upon a review of Forms 3 and 4 filed since the Company ceased to be a foreign private issuer, all reporting persons filed on a timely basis the reports required by Section 16(a) of the Exchange Act with the exception of one initial report on Form 3 filed by Osiris Holdings Inc., and one change in beneficial ownership report on Form 4 relating to tax withholdings filed by each of Messrs. Fain, Williams, Goldstein, Hanrahan, Rice and Blair H. Gould, Vice President, Controller, all of which have subsequently been filed.
Shareholders’ Agreement
      A. Wilhelmsen AS and Cruise Associates are parties to a Shareholders’ Agreement dated as of February 1, 1993 as amended (the “Shareholders’ Agreement”) and, pursuant thereto, have agreed upon certain matters relative to the organization and operation of the Company and certain matters concerning their respective ownership of the Company’s voting stock. Pursuant to the Shareholders’ Agreement, Wilhelmsen and Cruise Associates have agreed to vote their shares of common stock in favor of the following individuals as directors of the Company: (i) up to four nominees of Wilhelmsen (at least one of whom must be independent); (ii) up to four nominees of Cruise Associates (at least one of whom must be independent); and (iii) one nominee who must be Richard D. Fain or such other individual who is then employed as the Company’s chief executive officer.
      Of the persons nominated for election at the 2005 Annual Meeting, Wilhelmsen has nominated Arne Alexander Wilhelmsen and Cruise Associates has nominated Laura Laviada and Eyal Ofer. Of the remaining directors, Wilhelmsen nominated Arvid Grundekjoen, Gert W. Munthe and Bernt Reitan and Cruise Associates nominated Bernard W. Aronson and Thomas J. Pritzker.
PROPOSAL 1: ELECTION OF DIRECTORS
Directors Standing for Election
      The Board of Directors is currently divided into three classes. The current term of office of directors in Class III expires at the 2005 Annual Meeting. The Board of Directors proposes that the nominees described below, all whom are currently serving as Class III directors, be elected for a new term of three years and until their successors are duly elected and qualified. The election of each of the nominees to the Board of Directors requires the approval of a majority of the votes cast at the Annual Meeting.
      Each of the nominees has consented to serve as a director. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee named by the Board.
      The Class III directors standing for election are:
      Laura Laviada, 54, has served as a Director since July 1997. In 2002, she founded Area Editores, a publishing company specializing in art and architectural books. Currently, she is actively involved in the restoration and development of Mexico City’s historic district. Prior to 2000, Ms. Laviada was the Chairman and Chief Executive Officer of Editorial Televisa, S.A. de C.V., the largest Spanish language magazine publisher in the world with 40 titles distributed throughout 19 countries. In 2000, Ms. Laviada sold her equity interest in the company and is currently involved in several non-profit organizations, including Pro-mujer, an organization that provides micro credit for women in Mexico.
      Eyal Ofer, 54, has served as a Director since May 1995. Mr. Ofer has served as the Chairman of Carlyle M.G. Limited since May 1991.

      William K. Reilly, 65, has served as a Director since January 1998. Mr. Reilly is the Founding Partner of Aqua International Partners L.P., an investment group that finances water companies and projects in developing countries. From 1989 to 1993, Mr. Reilly served as the Administrator of the U.S. Environmental Protection Agency. He has also previously served as the Payne Visiting Professor at Stanford University’s Institute of International Studies, president of World Wildlife Fund and of The Conservation Foundation. He is Chairman of the World Wildlife Fund and also serves on the board of trustees of the American Academy in Rome, the National Geographic Society and the Packard Foundation. He also serves as a director of E.I. Du Pont de Nemours and Company, ConocoPhillips and Eden Springs Ltd.
      Arne Alexander Wilhelmsen, 39, has served as a Director since May 2003. Mr. Wilhelmsen is a member of the board of directors of A. Wilhelmsen AS and other companies affiliated with A. Wilhelmsen AS and has held since 1995 a variety of managerial positions with such entities. From 1996 through 1997, Mr. Wilhelmsen was engaged as a marketing analyst for the Company and since 2001 has served as a member of the board of directors of Royal Caribbean Cruise Line AS, a wholly owned subsidiary of the Company that is responsible for the sales and marketing activities of the Company in Europe. Mr. Wilhelmsen has a Masters of Business Administration from IMD, Lausanne, Switzerland.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
Directors Continuing in Office

Class I Directors
      The following Class I directors are serving for a term ending in 2006
      Bernard W. Aronson, 58, has served as a Director since July 1993. Mr. Aronson is currently Managing Partner of ACON Investments, LLC. Prior to that he served as international advisor to Goldman, Sachs & Co. From June 1989 to July 1993, Mr. Aronson served as Assistant Secretary of State for Inter-American Affairs. Prior to that, Mr. Aronson served in various positions in the private and government sectors. Mr. Aronson is a member of the Council on Foreign Relations. Mr. Aronson serves as a director of Liz Claiborne, Inc., Global Hyatt Corporation and Mariner Energy Incorporated.
      John D. Chandris, 55, has served as a Director of the Company since July 1997. Mr. Chandris is Chairman of Chandris (UK) Limited, a shipbrokering office based in London, England. Prior to September 1997, Mr. Chandris served as Chairman of Celebrity Cruise Lines Inc. Mr. Chandris is a director of various real estate companies in the United Kingdom, in particular, Leathbond Limited, London and Cambridge Properties Limited and Ringmerit Limited. Mr. Chandris also serves on the Board of the classification society, Lloyd’s Register.
      Richard D. Fain, 57, has served as a Director since 1981 and as Chairman and Chief Executive Officer of the Company since 1988. Mr. Fain is Chairman of the International Council of Cruise Lines, an industry trade organization. Mr. Fain has been involved in the shipping industry for over 25 years.
      Arvid Grundekjoen, 49, has served as a Director since November 2000. He is President and Chief Operating Officer of Anders Wilhelmsen & Co. AS, an affiliate of A. Wilhelmsen AS, and serves as Chairman of the supervisory boards of Statkraft AS and Creati AS. Mr. Gundekjoen has previously served as President and Chief Executive Officer of Teamco, a data processing and information technology company.

Class II Directors
      The following Class II directors are serving for a term ending in 2007
      William L. Kimsey, 62, has served as a Director since April 2003. Mr. Kimsey was employed for 32 years through September 2002 with the independent public accounting firm Ernst & Young L.L.P. From 1998 through 2002, Mr. Kimsey served as the Chief Executive Officer of Ernst & Young Global and Global Executive Board member of Ernst & Young and from 1993 through 1998 as the Firm Deputy Chairman and Chief Operating Officer. Mr. Kimsey also serves on the board of Western Digital Corporation, Parsons

Corporation, Accenture, Ltd. and NAVTEQ Corporation. Mr. Kimsey is a certified public accountant and a member of the American Institute of Certified Public Accountants.
      Gert W. Munthe, 48, has served as a Director since May 2002. Since September 2002, Mr. Munthe has served as managing partner of Ferd Private Equity, a private equity company that focuses on mid-cap companies in the technology area. From 1994 through January 2000, Mr. Munthe was a director of Alpharma, Inc., a life science company active in animal health and generic pharmaceuticals, and served as its Chief Operating Officer from 1998 until 1999 and as its Chief Executive Officer in 1999. From 1993 through 1998, Mr. Munthe was the President and Chief Executive Officer of NetCom, a leading wireless telecommunication operator in Norway that was listed on the Oslo and London Stock Exchanges. He served in the Royal Norwegian Navy and was previously with McKinsey & Co.
      Thomas J. Pritzker, 54, has served as a Director since February 1999. Mr. Pritzker is Chairman and Chief Executive Officer of Global Hyatt Corporation and The Pritzker Organization LLC. He is a partner in the law firm of Pritzker & Pritzker. Mr. Pritzker is a member of the Board of Trustees of the University of Chicago and the Art Institute of Chicago.
      Bernt Reitan, 57, has served as a director of the Company since September 2004. Mr. Reitan is an Executive Vice President of Alcoa Inc. and is the Group President for the Global Primary Products division, with responsibility for the strategic management of Alcoa Inc.’s alumina refineries and primary aluminum smelters worldwide and associated businesses, such as metal purchasing, trading and transportation. Mr. Reitan joined Alcoa Inc. in 2000 as general manager of Alcoa World Alumina & Chemicals and was named president of Alcoa World Alumina & Chemicals in January 2001. In July of that year, he was elected a vice president of Alcoa Inc. In January 2003, he was appointed President, Alcoa Primary Metals. In November 2004, he was named an Executive Vice President of the company. Before joining Alcoa Inc., he was employed for 20 years in a number of positions with Elkem ASA in Norway. Mr. Reitan serves on the board of the International Primary Aluminum Institute and holds a master’s degree in civil engineering from the Technical University, Trondheim, Norway.
Director Compensation
      Directors who are Company employees do not receive any fees for their services as directors. Each non-employee director receives an annual retainer of $36,000 and $1,200 for each Board meeting attended in his or her capacity as director and $1,200 for each committee meeting attended. The Chair of the Audit Committee receives an additional annual retainer of $10,000 and the Chairs of the Compensation, Nominating and Director Affairs, and Environmental Committees receive an additional annual retainer of $5,000. Other members of the Audit Committee receive an additional annual retainer of $5,000 and other members of the Compensation, Nominating and Director Affairs, and Environmental Committees receive an additional annual retainer of $2,500. The foregoing fees are subject to a cap of $100,000 per year per director. Fees received by a director may be deferred in whole or in part under the Deferred Compensation Plan for the Board of Directors. Non-employee directors are reimbursed for travel expenses for meetings attended.
      At the discretion of the Board, each non-employee director is eligible to receive an annual grant of equity awards with an aggregate value on the date of grant equal to $60,000. Two-thirds of this annual grant is awarded in the form of restricted stock units and one-third is awarded in the form of options to purchase the Company’s common stock. Directors are encouraged to accumulate ownership of at least $100,000 of the Company’s common stock by 2008, including the value of restricted stock units.
      The Company believes that it is critical for the Board members to understand and appreciate its product and customers and wants to encourage them to cruise. Therefore, the Company provides Board members with one passenger cabin, upon request, on a complimentary basis. Immediate family traveling with Board members will receive a “family rate” of $40 per person per day. Non-family guests of Board members may purchase the cabin of their choice at a 25% reduction of the “lowest available fare” at time of booking.

Consulting Arrangement with William K. Reilly
      The Company has a consulting arrangement with Mr. Reilly under which it pays him $300,000 a year in consultancy fees in exchange for his providing services with respect to, and overseeing, the Company’s environmental programs. As part of his responsibilities, Mr. Reilly serves on the Grants Committee of the Royal Caribbean Ocean Fund. This consulting arrangement is subject to review and renewal each January.
Certain Transactions
      During the year ended December 31, 2004, the Company paid the Global Hyatt Corporation $1,928,000 for accommodations it provided to our vacation customers and paid Red Sail Sports $608,000 to provide Caribbean shore excursions to the Company’s cruise passengers. Mr. Thomas J. Pritzer, one of the Company’s directors and shareholders, is Chairman and Chief Executive Officer of the Global Hyatt Corporation and is affiliated with Red Sail Sports.
      During the year ended December 31, 2004, the Company paid an affiliate of A. Wilhelmsen AS $218,000 for recruiting the Company’s Norwegian crew, administering the Company’s Oslo newbuild function and acting as the NIS ship manager for the Company’s Norwegian-flagged vessels. Mr. Arne Alexander Wilhelmsen, one of Company’s directors and shareholders, is a director of A. Wilhelmsen AS.
      During the year ended December 31, 2004, the Company paid Drinker Biddle & Reath $174,000 for legal services. The father of Mr. Adam Goldstein, President of Royal Caribbean International, is a partner at Drinker Biddle & Reath.
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered accountant firm for the Company for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as the Company’s independent registered accounting firm for over 15 years. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions from the shareholders and to make a statement if the representative desires to do so.
      Although ratification by the shareholders of the appointment of the independent registered accounting firm for the Company is not legally required, the Board believes that such action is desirable. If the shareholders do not approve this proposal, the Audit Committee will consider selection of another accounting firm for 2005 and future years.
      Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were:

	2004	2003

Audit fees	$1,651,375	$632,058
Audit related fees	42,000	40,000
Tax fees	213,002	195,391
All other fees	1,400	6,684

Total	$1,907,777	$874,133

      Pursuant to the terms of its charter, the Audit Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent registered accounting firm. The Chairman of the Audit Committee shall also be the authority to approve any non-audit engagements with the independent registered accounting firm. The Chairman shall report any such approvals to the Committee at its next meeting.
      Our Audit Committee pre-approved 100% of the services performed by our independent registered accounting firm for audit related and non-audit related services for the years ended December 31, 2004 and 2003 that were required to be pre-approved.

      The audit fees for the years ended December 31, 2004 and 2003 were for professional services rendered for the annual audits of our consolidated financial statements, statutory audits required by foreign jurisdictions, quarterly reviews, issuance of consents and review of documents filed with the Securities and Exchange Commission. In addition, the audit fees for the year ended December 31, 2004 included services related to the audit of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit fees for the year ended December 31, 2003 included services related to two debt offerings and the statutory audit of a new foreign subsidiary.
      The audit related fees for the years ended December 31, 2004 and 2003 were for the audits of employee benefit plans.
      Tax fees for the years ended December 31, 2004 and 2003 were for services performed in connection with income tax compliance, consulting and tax research services, assistance with tax audits and expatriate tax services.
      The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR.
REPORT OF THE AUDIT COMMITTEE
      In accordance with its charter (a copy of which is attached as Appendix A), the Audit Committee of Royal Caribbean Cruises Ltd. (the “Company”) is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent registered accounting firm.
      It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal controls over financial reporting. The internal auditors’ and the independent registered accounting firm’s responsibilities are to review and, when appropriate, audit the financial statements and internal controls over financial reporting. The independent registered accounting firm has the responsibility to express an opinion on the financial statements and internal controls over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.
      The Audit Committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-K and the Company’s internal controls over financial reporting with the Company’s management and its independent registered accounting firm. The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and has discussed with the independent registered accounting firm their independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the independent registered accounting firm.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
OF ROYAL CARIBBEAN CRUISES LTD.
William L. Kimsey, Chairman
Bernard W. Aronson
Gert W. Munthe
EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers, measured by base salary and annual bonus, during the Company’s fiscal years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards

						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
Name and		Salary			Compensation	Awards	Options /SARs	Compensation
Principal Position	Year	($)(1)	Bonus($)		($)(2)	($)(3)	(#)	($)(4)

Richard D. Fain	2004	986,539	2,119,688			899,988	23,566	81,442
Chairman of the Board and	2003	950,000	518,938			0	0	79,535
Chief Executive Officer	2002	950,000	1,228,350			0	0	50,219
Jack L. Williams	2004	895,673	1,191,328			1,125,005	17,675	55,340
President and Chief	2003	862,500	386,831			0	0	52,929
Operating Officer(5)	2002	801,202	815,499			0	0	31,654
Luis E. Leon	2004	508,654	743,285			1,050,013	11,783	48,913
Executive Vice President	2003	173,588	254,844	(6)	7,874	0	100,000	9,837
and Chief Financial Officer	2002	0	0			0	0	0
Adam M. Goldstein	2004	430,769	453,836			700,008	7,855	44,508
President, Royal Caribbean	2003	400,000	165,600			0	0	43,656
International	2002	327,006	249,980			0	20,000	39,585
Brian J. Rice	2004	286,971	233,810			449,994	11,783	37,809
Executive Vice President,	2003	274,537	100,105			0	0	36,316
Revenue Performance	2002	260,700	142,559			0	0	31,284

(1)	Each of the named executive officers receives an annual salary that is based on 26 pay periods in a year. There were 27 pay periods in 2004 and as a result, the actual pay received by each of the executive officers (as shown in the table above) exceeded their annual salary amount.

(2)	With respect to 2003, includes a payment to Mr. Leon to cover his tax liability incurred in connection with the Company’s reimbursement of his relocation expenses when he joined the Company, pursuant to the terms of his prior employment agreement with us. In each of 2004, 2003 and 2002, each of the executive officers listed above received personal benefits in an amount less than $50,000 (the minimum amount required for disclosure under the rules of the Securities and Exchange Commission).

(3)	On March 17, 2004 the Company granted the following restricted stock units to the following persons: Mr. Fain, 22,466 units; Mr. Williams, 28,083 units; Mr. Leon, 26,211 units; Mr. Goldstein, 17,474 units; and Mr. Rice, 11,233 units. All restricted stock units were granted under the Company’s Amended and Restated 2000 Stock Award Plan and vest ratably on an annual basis over four years, subject to the executive officer remaining employed on each applicable vesting date, but subject to earlier vesting as provided in this plan. The per share value of the common stock on the date of grant was $40.06.

The aggregate number of shares and their value with respect to the named executive officers on December 31, 2004 for unvested restricted stock unit holdings were: Mr. Fain, 22,466 shares of common stock ($1,230,463); Mr. Williams, 28,083 shares of common stock ($1,538,106); Mr. Leon, 26,211 shares of common stock ($1,435,576); Mr. Goldstein, 17,474 shares of common stock ($957,051); and Mr. Rice, 11,233 shares of common stock ($615,231). The dollar values are based on the average of the high and low price of the common stock on December 31, 2004 ($54.77). Holders of restricted stock units do not have any voting rights with respect to the shares underlying these units.

(4)	This column includes (with respect to amounts applicable to 2004): (a) contributions to Company’s Retirement Plan (Mr. Fain, $24,600; Mr. Williams, $21,525; Mr. Leon, $16,400; Mr. Goldstein, $24,600; and Mr. Rice, $24,600); (b) contributions to Company’s Supplemental Executive Retirement Plan (Mr. Fain, $16,236; Mr. Williams, $14,206; Mr. Leon, $10,824; Mr. Goldstein, $16,236; and Mr. Rice, $9,837); and (c) premiums attributable to Company-sponsored life insurance policies (Mr. Fain, $40,606; Mr. Williams, $19,608; Mr. Leon, $21,689; Mr. Goldstein, $3,672; and Mr. Rice, $3,372).

(5)	On March 18, 2005, the Company announced that Mr. Williams would step down as President and Chief Operating Officer.

(6)	Includes a one-time sign-on bonus of $50,000 paid to Mr. Leon upon his joining the Company.
Stock Option/ SAR Grants in Last Fiscal Year
      The following table sets forth information concerning grants of stock options made to the executive officers named in the Summary Compensation Table during the Company’s fiscal year ended December 31, 2004. The Company has not granted any stock appreciation rights to its executive officers.
OPTION/ SAR GRANTS IN LAST FISCAL YEAR (2004)(1)

	Individual Grant

		Percent of
	Number of	Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price		Present Value
Name	Granted (#)	Fiscal Year	($/Sh)	Expiration Date	($)(2)

Richard D. Fain	23,566	2.42%	$40.06	3/17/2014	306,452
Jack L. Williams	17,675	1.82%	$40.06	3/17/2014	229,845
Luis E. Leon	11,783	1.21%	$40.06	3/17/2014	153,225
Adam M. Goldstein	7,855	0.81%	$40.06	3/17/2014	102,145
Brian J. Rice	11,783	1.21%	$40.06	3/17/2014	153,225

(1)	Options are for the purchase of common stock and were granted on March 17, 2004 under the Company’s Amended and Restated 2000 Stock Award Plan. The exercise price of each of the options granted was the fair market value of a share of common stock on the date of grant. All options vest ratably on an annual basis over four years, subject to the executive officer remaining employed on each applicable vesting date, but subject to earlier vesting as provided by this plan.

(2)	These amounts represent the estimated present value of options at the grant date using the Black-Scholes option-valuation model. The following assumptions were used in developing the grant valuations: (i) an expected volatility of approximately 41.6%; (ii) an expected term to exercise of an average of five years; (iii) an interest rate of approximately 3.0%; and (iv) a dividend yield of 1.10%. The actual value realized by the executive officers will depend on the extent to which the market value of the common stock exceeds the exercise price of the options on the date the options are exercised. There is no assurance that the values realized by the named executive officer will be at or near the values estimated above. These amounts should not be used to predict share performance.

Aggregated Option and SAR Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth information concerning option exercises by the executive officers named in the Summary Compensation Table during the Company’s fiscal year ended December 31, 2004 and the value of options held at December 31, 2004 by such individuals.
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR (2004)
AND FISCAL YEAR END OPTION/ SAR VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options/SARs at		In-the-Money Options/SARs at
	Shares		Fiscal Year(#)		Fiscal Year End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard D. Fain	250,000	8,498,659	1,180,000	68,566	39,281,132	916,274
Jack L. Williams	165,000	5,317,375	402,000	35,675	11,950,162	485,042
Luis E. Leon	—	—	—	111,783	—	169,322
Adam M. Goldstein	154,375	5,255,525	103,000	27,980	2,180,179	642,539
Brian J. Rice	151,041	3,253,110	20,000	19,908	128,600	281,624
Agreements with Executive Officers

Employment Agreement with Mr. Richard D. Fain
      We have entered into an agreement dated December 21, 2001 with Mr. Richard D. Fain, our Chairman and Chief Executive Officer, which governs the terms and conditions of his employment with us. The following is a description of the material terms of this agreement.
      Compensation. The agreement provides that Mr. Fain will continue to receive all compensation (including salary, bonus, benefit plans, stock option plans, deferred compensation arrangements and pension programs) that he was receiving on the date the agreement was entered into, which shall be payable in accordance with the Company’s standard payroll practices for salaried employees. With respect to his annual bonus, the amount of the bonus and his participation in the Company’s bonus plans will be determined generally in accordance with past practice. Mr. Fain’s compensation may be increased, but cannot be decreased.
      Termination. If Mr. Fain’s employment with the Company is terminated by the Company for any reason, other than for cause, Mr. Fain is entitled to receive not less than nine months written notice. All vested stock options held by Mr. Fain shall, to the extent allowed under the terms of the relevant grant or award and subject to the approval of the Company’s Compensation Committee, be exercisable during the twelve-month period beginning on the date of Mr. Fain’s termination of employment. To the extent available to Company employees, for two years after his termination, Mr. Fain shall be entitled to participate in all health, medical and dental benefit plans of the Company, other than life and disability coverage, or be provided with comparable coverage. Mr. Fain will be responsible for paying all applicable required contributions. In the event that Mr. Fain does not receive nine months written notice of such termination, he shall be entitled to receive compensation for nine months in lieu of notice.
      Payment of Legal Fees. The Company has agreed to pay all legal and accounting fees incurred by Mr. Fain in connection with his enforcement of the agreement or any other compensation-related plan or arrangement of the Company, unless his claim is found by a court to have been frivolous.

Trust Agreement for Mr. Richard D. Fain
      We have entered into a trust agreement dated as of June 30, 1994 and amended as of September 30, 1998 (the “Trust Agreement”), with Gary Hammond, as Trustee (the “Trustee”), in order to establish a trust (the “Trust”) in favor of Mr. Fain. The following is a description of the material terms of the Trust Agreement.

      Establishment of Trust; Quarterly Contributions. On August 31, 1994, the Company deposited with the Trustee in trust 183,030 shares of the Company’s common stock as principal of the Trust. Commencing in the third quarter of 1994, the Company agreed to make additional deposits of common stock with the Trustee in an amount equal to 10,086 shares each quarter. The Company has agreed to make such quarterly contributions until the earlier of the termination of Mr. Fain’s employment or June 2014.
      Distribution to Mr. Fain and His Beneficiaries. If Mr. Fain ceases to be employed by the Company for any reason, he (or his beneficiaries) will be entitled to receive prompt distribution of the Trust assets.
      Insolvency of the Company. The Trustee shall not distribute assets to Mr. Fain or his beneficiaries if the Company is insolvent. In this case, the Trust assets shall be held for the benefit of the Company’s general creditors.
      Investment Authority. The Trust Agreement provides the Trustee with broad authority to invest the Trust assets and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in the Trust Agreement or otherwise in the best interests of the Trust.
      Disposition of Income. During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
      Death, Resignation and Removal of Trustee. The Trustee may (i) resign at any time upon written notice; provided, however, that no such resignation shall be effective until a successor Trustee has been selected and has agreed to serve as Trustee or (ii) be removed by the Company on 90 days notice or upon shorter notice accepted by the Trustee. Upon the death, resignation or removal of the Trustee and appointment of a successor Trustee, all assets held in the Trustee’s name shall be transferred to the successor Trustee. The Trust Agreement provides that Oliver Stocken shall serve as Trustee in the event of the death, resignation or removal of the Trustee. If Oliver Stocken refuses or is unable to serve as Trustee, then Enrique Piccaluga shall serve as Trustee. If Enrique Piccaluga refuses or is unable to serve as Trustee, then the Company may appoint a third party as successor to replace the Trustee, subject to Mr. Fain’s approval.
      Amendment or Termination. The Company and the Trustee may amend the Trust Agreement by written instrument executed by the Company and the Trustee, without the consent of Mr. Fain, provided such amendment does not have an adverse effect on the rights of Mr. Fain under the Trust Agreement, and by written instrument executed by both parties and consented to in writing by Mr. Fain.

Employment Agreement with Mr. Jack L. Williams
      We have entered into an employment agreement dated August 26, 2002, as amended March 15, 2004, with Mr. Jack L. Williams, the President and Chief Operating Officer of Royal Caribbean International and Celebrity Cruises. On March 18, 2005, the Company announced that Mr. Williams would step down as President and Chief Operating Officer. The following is a description of the material terms of Mr. Williams’ employment agreement.
      Term. Mr. Williams’s initial term of employment with the Company is five years commencing as of August 26, 2002. This term shall automatically extend for additional one-year periods at the close of business on the then scheduled date of expiration of the term, unless either party gives written notice of an election not to extend to the other party at least 90 days prior to such scheduled date of expiration.
      Base Salary. The agreement provides for an annual base salary of $862,500. This compensation is subject to annual review and increases as deemed appropriate by the Compensation Committee of the Board.
      Bonus; Stock Awards. Mr. Williams is eligible to participate in any cash bonus compensation program available to similarly situated executives of the Company and is eligible to receive an annual cash bonus during the term of his employment on the same basis and under substantially the same terms as similarly situated executives. The minimum target bonus shall be an amount equal to 60% of his base salary for the applicable year.

      Under the terms of the agreement, Mr. Williams is eligible to participate in any stock option, long-term incentive or other equity plans available to similarly situated executives of the Company and is eligible to receive awards under such plans from time to time, as determined by the Compensation Committee, based upon his performance. Mr. Williams is to retain the options he currently holds under existing terms and conditions.
      Termination. If the Company terminates Mr. Williams’ employment without cause or if Mr. Williams terminates his employment due to a “constructive termination” (as defined in the agreement), he is entitled to receive a payment equal to $3,750,000 and, subject to the Compensation Committee’s discretion, on the one-year anniversary of the termination, a payment equal to $500,000. Any stock options in the Company or any other equity grants awarded to Mr. Williams on or prior to March 1, 2004 that Mr. Williams holds and that remain unvested on the date of termination shall immediately vest and remain exercisable for one year. Any options or other equity grants granted to Mr. Williams after March 1, 2004 shall be treated as set forth in the agreement pursuant to which they were granted. Mr. Williams is also entitled to continued benefit plan participation for one year following termination, or such longer period as is provided to any similarly situated executive of the Company.
      Non-competition and Non-solicitation. Mr. Williams has agreed not to compete with us for a two-year period after his employment and to refrain from (i) employing our employees during this period, or (ii) soliciting our employees, consultants, lenders, suppliers or customers from discontinuing, modifying or reducing the extent of their relationship with the Company during such period.
      Confidentiality. During the term of the agreement and subsequent to the termination of the agreement, Mr. Williams agrees not to disclose or use any confidential information. Mr. Williams also agrees to execute any confidentiality agreements that the Board may adopt to the extent such agreements are not materially more restrictive than the provisions of the agreement.

Employment Agreement with Mr. Luis Leon
      We have entered into an employment agreement dated March 10, 2005 with Mr. Luis E. Leon, one of our Executive Vice Presidents and our Chief Financial Officer. The following is a description of the material terms of this agreement.
      Term. The term of the agreement shall always be two years, unless sooner terminated as provided in the agreement.
      Base Salary. The agreement provides that Mr. Leon’s base salary shall be designated from time to time by the Company in writing to Mr. Leon. The base salary may be increased in the sole discretion of the Company upon written notice to Mr. Leon, but not decreased.
      Bonus; Stock Awards. Mr. Leon is eligible to participate in any cash bonus compensation program available to similarly situated executives of the Company and is eligible to receive an annual cash bonus during the term of his employment on the same basis and under substantially the same terms as similarly situated executives.
      Under the terms of the agreement, Mr. Leon is eligible to participate in any equity or long-term incentive plans available to similarly situated executives of the Company and is eligible to receive awards under such plans as determined by the Company in its sole discretion.
      Other Benefits. The Company has agreed to purchase a life insurance policy for Mr. Leon in an amount equal to the amount generally available to Company officers, plus an amount equal to two times Mr. Leon’s base salary.
      Termination. Mr. Leon’s employment can be terminated by us or by him at any time. If the Company terminates Mr. Leon’s employment without cause or if Mr. Leon resigns for “good reason” (as defined in the agreement), he is entitled to receive: an amount equal to two times his annual base salary which shall be payable, at the Company’s discretion, in accordance with our payroll practices or in periodic lump sums; his target annual bonus that would have been earned during the two years following termination; continued

payment of health and medical benefits for a period of two years, or until such time that he commences employment with a new employer, whichever occurs first; and payment of reasonable professional search fees relating to Mr. Leon’s outplacement. At the sole discretion of the Company, Mr. Leon is also eligible to receive a one time termination bonus to be paid two years after the date of termination in an amount not to exceed 50% of base salary.
      Non-competition and Non-solicitation. Mr. Leon has agreed not to compete with us during the term of his employment and for two years following termination of his employment and to refrain from (i) employing our employees during this period or (ii) soliciting our employees, consultants, lenders, suppliers or customers from discontinuing, modifying or reducing the extent of their relationship with the Company during such period.
      Confidentiality. During the term of the agreement and subsequent to the termination of the agreement, Mr. Leon agrees not to disclose or use any confidential information.

Non-Solicitation Agreements
      In addition to any non-solicitation agreement that may be contained in his employment agreement, each executive officer has agreed that until twelve months after his termination of employment with us, he will not solicit, induce, recruit or otherwise cause any person that we employ to terminate his or her employment with us for the purpose of becoming employed or associated with the executive officer or any third party.

Stock Ownership Agreements
      Each executive officer has agreed not to sell or dispose of any shares of our common stock in the event that the market value of all shares owned by the executive officer, including all vested and unvested stock options and restricted stock, is less than specified multiples of his base salary as described in further detail in the “Report of the Compensation Committee” included below within this Proxy Statement.
EQUITY COMPENSATION PLAN INFORMATION
      The following table summaries our equity plan information as of December 31, 2004.

		Weighted-Average	Number of Securities
		Exercise Price of	Remaining Available for
	Number of Securities to Be	Outstanding	Future Issuance Under
	Issued Upon Exercise of	Options,	Equity Compensation Plans
	Outstanding Options,	Warrants and	(Excluding Securities
Plan Category	Warrants and Rights	Rights	Reflected in Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,592,741	27.7606	5,766,889
Equity compensation plans not approved by security holders	—	—	—
Total	7,592,741	27.7606	5,766,889

(1)	Includes the following plans: the 1990 Employee Stock Option Plan, the 1995 Incentive Stock Option Plan and the 2000 Amended and Restated Stock Award Plan.
REPORT OF THE COMPENSATION COMMITTEE
      The following is the Report on Executive Officer Compensation by Royal Caribbean Cruises Ltd.’s (RCL) Compensation Committee, describing the compensation policies applicable to RCL’s executive officers with respect to compensation paid to such executive officers for the fiscal year ended December 31, 2004. All executive officers are compensated as employees of RCL.

      The Compensation Committee consists of Bernt Reitan (Chair), Bernard Aronson, Laura Laviada and Gert Munthe, none of whom is an executive officer or employee of RCL or its affiliates. All members of the Compensation Committee qualify as independent under the New York Stock Exchange rules.
      The Compensation Committee is responsible for making determinations with respect to executive officer compensation, as well as for the oversight and administration of RCL’s Executive Incentive Plan and Amended and Restated 2000 Stock Award Plan. This report discusses the executive compensation determinations made by the Compensation Committee with respect to the 2004 compensation of RCL’s executive officers (including all named executive officers).
Executive Officer Compensation Philosophy
      The executive officer compensation programs are designed to attract and retain executive officers who will contribute to RCL’s long-term success, to reward executive officers for achieving RCL’s short and long-term strategic goals, to link executive officer compensation and shareholder interests through performance and equity-based plans, and to recognize individual contributions to RCL’s performance.
      The Compensation Committee is assisted by an independent executive compensation consultant which advises the Committee as to competitive marketplace practices and supplies the Committee with statistical data and other executive officer compensation information. This permits the Committee to compare RCL’s compensation against levels and programs at peer companies and other organizations with which RCL competes for executive talent. The companies selected for compensation comparison purposes in 2004 include a direct competitor and companies of similar size in the hospitality, leisure and air transportation industries.
      The compensation of RCL’s executive officers consists of three principal elements: base salary, annual incentive payments and long-term incentive opportunities, comprised of stock options and time-vested restricted stock units. It is the Compensation Committee’s practice to target base salaries at the 50th percentile while delivering target total cash compensation at the 60th percentile, and long-term incentives at the 50th percentile. In making compensation decisions, the Compensation Committee reviews 25th, 50th and 75th percentiles of its compensation comparison group. The Compensation Committee also considers the total direct compensation annually for individual executive officers and the executive officers as a group.
Base Salary
      Base salaries of executive officers are compared against tourism and leisure industry companies with which RCL competes for executive talent. RCL reviews annual salaries versus the external market on an annual basis and recommends adjustments that reflect promotions, changes in levels of responsibility and competitive pay levels. In 2004, minimal emphasis was placed on base salary as a component of compensation and increases to base salary were limited to specific situations. This is a deliberate strategy to shift the mix of pay more towards performance-based annual incentives and equity.
Performance-Based Annual Incentives
      Annual bonus incentive awards are determined as a percentage of each executive officer’s base salary. The amount of the award is tied to RCL’s overall financial results and the performance of each executive officer together with his or her area of responsibility or business unit. The annual incentives are comprised of the following components: Corporate, Brand Performance (as applicable) and Department/ Individual Performance. For fiscal 2004, the Committee set a net income target along with threshold and maximum levels of performance. Depending on the level of achievement, the plan will be funded, as follows:

Performance Level	Funding Level

Below Threshold	No funding
At Threshold	5% of funding
At Target	100% of funding
At Maximum	300% of funding

      In addition, the incentive award is adjusted by the Company’s relative performance in EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) relative to a defined competitor index. The EBITDA performance will either enhance or diminish the annual bonus incentive award by as much as +/- 15%.
      For fiscal 2004, the plan yielded a funding level of between target and maximum after taking into account the effect of the EBITDA multiplier.
Long-Term Incentive Awards
      Long-term equity-based incentive compensation awards are granted under the RCL Amended and Restated 2000 Stock Award Plan, which was approved by shareholders in May 2004. Under the Plan, the Committee can grant the following types of awards: stock options, restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights and phantom stock.
      In 2004, the Compensation Committee, in consultation with its executive compensation consultant, agreed on targeted annual grant values of long-term incentive awards for each executive officer. The amount of the targeted values was determined based on competitive market data. The targeted aggregate value of the award for each executive officer was divided into the following two types of equity awards:

•	Stock Options. Options vest over a four-year period, with 25% becoming exercisable on each anniversary of the grant date, and have a ten-year term. All options are granted with an exercise price equal to the fair market value of the RCL common stock on the grant date.

•	Restricted Stock Units (RSUs). RSUs vest over a four-year period, with 25% converted to unrestricted, actual shares of RCL stock at each of the four anniversaries from grant date.
      The targeted annual grant values for each named executive officer, and the targeted allocation of this amount between stock options and RSUs, are as follows:

	Targeted Grant Value	Allocation

Chairman & CEO	$1,200,000	25% Stock Options; 75% RSUs
President & COO	$900,000	25% Stock Options; 75% RSUs
EVP & CFO	$600,000	25% Stock Options; 75% RSUs
Other Named Executive Officers	Between $300,000 to $400,000	Between 25% to 50% Stock Options; between 50% to 75% RSUs
      In order to enhance the retentive value of the equity program, a special one-time RSU award was made in 2004 to all the executive officers other than the Chairman and CEO.
      The equity program is also intended to facilitate compliance with the stock ownership requirements for RCL’s executive officers that have been adopted by the Board of Directors. These requirements, described below, further align the interests of executive officers with those of the shareholders by promoting stock ownership.
Stock Ownership Requirements
      At the recommendation of the Compensation Committee and RCL’s executive compensation consultant, the Company approved and adopted stock ownership requirements for executive officers. The purpose of these requirements is to further align the interests of RCL’s executive officers with the shareholders by providing specified levels of RCL common stock ownership for each executive officer. The stock ownership requirements state that an executive officer may not dispose of any shares of RCL common stock if the fair market value of all common stock held by the executive officer, including all vested and unvested stock options and restricted stock units, is less than the following multiples of his or her base salary:

Chairman & CEO	5 times base salary
President & COO	3 times base salary
EVP & CFO	3 times base salary
All Other Named Executive Officers	Between 2 — 3 times base salary
Chief Executive Officer Compensation
      Consistent with RCL’s overall compensation philosophy of placing more emphasis on performance-based compensation, the Committee did not increase Mr. Fain’s base salary of $950,000 during 2004. The Compensation Committee determined that Mr. Fain’s annual base salary was competitive with that of Chief Executive Officers at peer companies, as evidenced by data obtained from RCL’s executive compensation consultant.
      The Compensation Committee also awarded Mr. Fain a $2,119,688 annual incentive payment for fiscal year 2004 performance, which was 223% of his target award. The Compensation Committee’s decision to award Mr. Fain the annual incentive payment was based on RCL’s overall net income, Mr. Fain’s individual performance and EBITDA performance.
      In 2004, the Compensation Committee also approved a long-term incentive award to Mr. Fain consisting of 23,566 stock options and 22,466 time-vested restricted stock units. The estimated value of this award on the date of grant was $1,200,000, which ranks below the 50th percentile of the competitive market. The Compensation Committee determined the amount of this award based on the targeted grant value as described above, competitive market data and Mr. Fain’s significant contributions to RCL’s long-term strategic goals.
THE COMPENSATION COMMITTEE OF
ROYAL CARIBBEAN CRUISES LTD.
Bernt Reitan, Chairman
Bernard Aronson
Laura Laviada
Gert Munthe

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total stockholder return on our shares of common stock against the cumulative total return on the S&P 500 Index and the Dow Jones US Travel & Leisure Index for the five fiscal years beginning December 31, 1999 and ending on December 31, 2004. The graph assumes that the value of the investments was $100 on December 31, 1999 and that all dividends and other distributions were reinvested.
CUMULATIVE TOTAL RETURN

	Cumulative Total Return
	12/31/99	12/31	12/31/01	12/31/02	12/31/03	12/31/04

ROYAL CARIBBEAN CRUISES LTD.	100.00	54.68	34.33	36.38	77.61	122.88
S & P 500 INDEX	100.00	90.89	80.09	62.39	80.29	89.02
DOW JONES US TRAVEL & LEISURE INDEX	100.00	111.96	101.35	82.28	117.34	150.83
PROPOSALS OF SHAREHOLDERS FOR NEXT YEAR
      Proposals of shareholders intended to be considered for inclusion in our proxy statement for the Company’s next annual meeting of shareholders must be received by the Corporate Secretary of the Company no later than December 17, 2005 at the Company’s executive offices: 1050 Caribbean Way, Miami, Florida 33132. Such proposals will need to comply with U.S. Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy statements. Any proposals for consideration at the Company’s next annual meeting of shareholders, but not included in the Company’s proxy statement, must be received by the Corporate Secretary of the Company no later than January 17, 2006.
SOLICITATION OF PROXIES
      We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
      Under the Securities and Exchange Commission rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” applies to you if all of the following criteria are met:

(1) You have the same address as other security holders registered on our books;

(2) You have the same last name as the other security holders; and

(3) Your address is a residential address or post office box.
      If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.
For Registered Shareholders
      Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.
What do I need to do to receive just one set of annual disclosure materials?
      You do not have to do anything. Unless Wachovia Bank, N.A. is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you notify us otherwise.
What if I want to continue to receive multiple sets of materials?
      If you would like to continue to receive a separate set of materials for yourself, call or write Wachovia Bank, N.A. at 1-800-829-8432 or 1525 West W.T. Harris Boulevard, Building 3C3, Charlotte, NC 28262-1153. A separate set of materials will be sent to you promptly.
What if I consent to have one set of materials mailed now, but change my mind later?
      Call or write Wachovia Bank, N.A. to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?
      When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.
ANNUAL REPORT ON FORM 10-K
      WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO “INVESTOR RELATIONS” AT OUR ADDRESS SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

Appendix A
ROYAL CARIBBEAN CRUISES LTD
AUDIT COMMITTEE CHARTER
Purpose
      The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with the legal and regulatory requirements in connection with the foregoing.
Committee Membership
      The Audit Committee shall be comprised of three or more directors, each of whom shall meet the independence and expertise requirements of the NYSE and the Sarbanes-Oxley Act. The members of the Audit Committee shall be appointed by the Board of Directors and may be replaced by the Board of Directors. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.
Meetings
      The Audit Committee should meet periodically with management, the senior internal auditing executive and the independent accountants in separate sessions. In addition, the Committee should meet as often as it determines advisable to fulfill the Committee’s authority and responsibilities listed below. Meetings of the Audit Committee may be called by the Chairman of the Board or by any member of the Committee upon notice given at least forty-eight hours prior to the meeting, or upon such shorter notice as shall be approved by the Committee. A majority of the Committee members shall constitute a quorum. A majority of the members present shall decide any question brought before the Committee except to the extent otherwise required by the Corporation’s Articles of Incorporation.
Committee Authority and Responsibilities

Financial Statement and Disclosure Matters
      1. The Audit Committee shall review and discuss with management and the independent auditor the Company’s annual audited and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operation.
      2. The Audit Committee shall review and discuss with management and the independent auditor significant issues regarding financial statement presentations and accounting principles, the adequacy of the Company’s internal controls, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.
      3. The Audit Committee shall review, in conjunction with management, the Company’s policies with respect to management earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.
      4. The Audit Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements.
      5. The Audit Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

      6. The Audit Committee shall discuss with the independent auditor matters relating to the conduct of the audit, including:

(a) the adoption of, or changes to, the Company’s significant accounting policies, principles and practices.

(b) any management letter issued by the independent auditor.

(c) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreement with management.

Oversight of the Company’s Relationship with the Independent Auditor
      7. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities provided, that the Chairman of the Audit Committee shall have the authority to approve any non-audit engagements with the independent auditors. The Chairman shall report any such approvals to the Committee at its next meeting. The Company shall provide for payment of compensation to the independent auditors as the Committee shall determine.
      8. The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor team, taking into account the opinions of management and the internal auditors.
      9. The Audit Committee shall obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.
      10. The Audit Committee shall set policies for the Company’s hiring of employees or former employees of the independent auditor.

Oversight of the Company’s Internal Audit Function
      11. The Audit Committee shall review the appointment and replacement of the senior internal auditing executive.
      12. The Audit Committee shall review the significant reports to management prepared by the internal auditing department and management’s responses.
      13. The Audit Committee shall review the responsibilities, budget and staffing of the internal audit department and any recommended changes to the planned scope of the internal audit.

Compliance Oversight Responsibilities
      14. The Audit Committee shall obtain from the independent auditor assurance that the auditor has complied with all audit requirements imposed on it under the Securities Exchange Act of 1934.
      15. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
      16. The Audit Committee shall establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      17. The Audit Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints, submissions or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      18. The Audit Committee shall discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements.

General
      19. The Audit Committee shall regularly report to the Board and shall review with them any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function, and the Company’s compliance with legal or regulatory requirements.
      20. The Audit Committee shall annually review its own performance.
      21. The Audit Committee shall oversee implementation of and monitor compliance with the Company Code of Ethics.
      22. The Audit Committee shall review with Management related-party transactions.
      23. The Audit Committee shall take such other actions as the Board shall direct and report to the Board from time to time on actions taken and matters reviewed.
      24. The Audit Committee shall have the authority, to the extent it deems appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee without seeking Board approval. The Company shall provide for appropriate funding for compensation to any such advisors as determined by the Committee.
      25. The Audit Committee may delegate its authority to the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.
Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to establish or maintain disclosure controls or procedures, or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company’s guidelines and policies with respect to risk assessment and management, it is the responsibility of senior management to determine the appropriate level of the Company’s exposure to risk.

FOLD AND DETACH HERE

ROYAL CARIBBEAN CRUISES LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2005

     The undersigned hereby appoints Richard D. Fain and Luis E. Leon, and each of them, as the undersigned’s attorneys and agents to vote as Proxy for the undersigned, as herein stated, at the annual meeting of shareholders of Royal Caribbean Cruises Ltd. to be held at the Hyatt Regency, Miami, Florida on Tuesday, May 17, 2005 at 9:00 A.M., local time, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 18, 2005, and Annual Report to Shareholders for 2004.

The Board of Directors unanimously recommends a vote FOR Items 1 and 2.

1. Election of Class III Directors

For the election of Laura Laviada, Eyal Ofer, William K. Reilly and Arne Alexander Wilhelmsen.

☐ FOR all persons listed (Except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all persons listed

INSTRUCTION: To withhold authority to vote for any individual person, line through the name of that person.

2.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(continued on reverse side.)

FOLD AND DETACH HERE

(continued on reverse side.)

     THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

     Please sign exactly as your name appears on this Proxy. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.

Dated: ________________________________________ , 2005

__________________________________________________
Signature

__________________________________________________
Signature

PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY